EXHIBIT 5.6

                              STOCK EXCHANGE AGREEMENT

         This Stock Exchange Agreement (this "Agreement") is entered into as of March 31, 1999, by and between Telescan, Inc., a Delaware corporation ("Telescan"), and MicroCap Financial Services.com, Inc., a Delaware corporation (the "MicroCap"),

         WHEREAS, the parties believe that a strategic alliance between them is mutually beneficial, and in furtherance thereof, they have agreed (i) to exchange shares of common stock and (ii) to have Telescan provide to MicroCap certain content and other services as more particularly described herein; and

         WHEREAS, Telescan and the MicroCap desire to enter into this Agreement pursuant to which MicroCap will exchange an aggregate of 5,176,161 unregistered shares of its common stock, par value $0.001 per share (the "MicroCap Common Stock"), for (i) an aggregate of 520,000 unregistered shares of Telescan common stock, par value $0.01 per share (the "Telescan Common Stock"), and (ii) the content and other services more particularly described herein, all upon the terms and conditions set forth herein,

         NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                 STOCK EXCHANGE

    Section I.1 The Stock Exchange

         (a) On the date hereof, Telescan shall issue and deliver to MicroCap an aggregate of 520,000 unregistered shares of Telescan Common Stock. Telescan shall also execute and deliver a License Agreement and a Services Agreement with MicroCap substantially in the form of Exhibit _ and Exhibit B attached hereto, respectively.

         (b) On the date hereof, MicroCap shall issue and deliver to Telescan an aggregate of 5,176,161 unregistered shares of MicroCap Common Stock. MicroCap shall also execute and deliver a License Agreement and a Services Agreement with Telescan substantially in the form of Exhibit A and Exhibit B attached hereto, respectively.

         (c) Neither party will, as a result of the stock exchange, become liable for the liabilities or obligations of the other party except as otherwise provided herein.

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 1 of 18


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         Section I.2 Option Agreement. In connection with the transactions contemplated by this Agreement, the parties shall enter into the Stock Option Agreement substantially in the form of Exhibit C hereto ("Option Agreement"). Pursuant to the Option Agreement, Telescan shall have the option to purchase shares of MicroCap Common Stock such that Telescan, after giving effect to the 5,176,161 shares referenced in I. l(b) above, would, following exercise of the option, then own 19.9% of the outstanding MicroCap Common Stock, at an exercise price of $3.75 per share subject to the terms and conditions set forth therein. As consideration for such option, Telescan shall issue and deliver to MicroCap on the date hereof, 25,000 unregistered shares of Telescan Common Stock, which shall be in addition to the other Telescan shares being delivered to MFSI pursuant to this Agreement.

         Section I.3 Taking of Necessary Action; Further Action. Each of Telescan and MicroCap will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the stock exchange and execute and deliver the License Agreement and the Services Agreement and the Option Agreement. If, after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, the License Agreement and the Services Agreement or the Option Agreement, each of Telescan and MicroCap shall promptly take all such lawful and necessary action.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF MICROCAP

         MicroCap hereby makes representations and warranties set forth in this
Article II to Telescan. MicroCap has delivered to Telescan the Schedules to this Agreement referred to in this Article II on the date hereof.

         Section II. 1 Organization and Qualification. MicroCap is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MicroCap has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 2.1, or in its filings with the Securities and Exchange Commission ("SEC"), MicroCap does not own or control any Affiliate (as defined in Section 4.14) or Subsidiary (as defined in Section 4.14!. True and correct copies of the Certificate of Incorporation and Bylaws of MicroCap, with all amendments thereto through the date of this Agreement, have been delivered by MicroCap to Telescan. MicroCap is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary and material to the business and operations of MicroCap.

         Section II.2 Company Capitalization. As of the date hereof, the authorized capital stock of MicroCap consists solely of (a) 100,000,000 shares of MicroCap Common Stock, of which 47,108,296 shares are issued and outstanding, and of which 15,000 are held in treasury, (b) 25,000,000 shares of Class B common stock, par value $0.001 per share (the 'MicroCap Class B Common Stock"), of which 0 shares are issued and outstanding, and none of which are held in treasury, and (c) 20,000,000 shares of preferred stock, par value $0.001 per share, (the "MicroCap Preferred Stock"), of which 0 shares are issued and outstanding, and none of which are held in treasury. The MicroCap Common Stock, the MicroCap Class B Common Stock and the MicroCap

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 2 of 18

Preferred Stock shall be hereinafter collectively referred to as the "MicroCap Capital Stock". Except as set forth on Schedule 2.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, MicroCap to purchase or otherwise acquire any security of or equity interest in MicroCap. Except as set forth on Schedule 2.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating MicroCap to issue any shares of MicroCap Capital Stock, irrevocable proxies, or any agreements restricting the transfer of or otherwise relating to shares of MicroCap Capital Stock. All of the shares of MicroCap Capital Stock have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights.

         Section II.3 Authority Relative to the Agreement. MicroCap has full corporate power and authority, and no further proceedings, corporate or otherwise, on the part of MicroCap are necessary, to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by MicroCap and is a duly authorized, valid, legally binding and enforceable obligation of MicroCap, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the Certificate of Incorporation or Bylaws of MicroCap or any agreement, document or instrument by which MicroCap is obligated or bound.

         Section II.4 No Violation. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of the transactions contemplated hereby, will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to MicroCap or
(ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of MicroCap pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which MicroCap is a party or by which any of its assets or properties are subject or bound. Except as set forth on
Schedule 2.4, there are no claims, suits, actions or proceedings pending or, to the knowledge of MicroCap, threatened, against or involving MicroCap, the MicroCap Capital Stock, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Telescan upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth on
Schedule 2.4 or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of MicroCap will not be terminated or impaired by reason of the execution, delivery or performance by MicroCap of this Agreement or consummation by MicroCap of the transactions contemplated hereby.

         Section II.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of MicroCap

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 3 of 18
in connection with the execution, delivery and performance by MicroCap of this Agreement and the transactions contemplated hereby.

         Section II.6 Reports and Financial Statements. Since March 14, 1997, MicroCap has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder (collectively, the "MicroCap SEC Reports"), all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. MicroCap has previously made available or delivered to Telescan all of such MicroCap SEC Reports.

         As of their respective dates, and to the knowledge of MicroCap, the MicroCap SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The audited consolidated financial statements and unaudited interim consolidated financial statements of MicroCap included in such MicroCap SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of MicroCap and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         Section II.7 Absence of Certain Changes. Except as and to the extent set forth on Schedule 2.7, since September 30, 1998 MicroCap has not:

         (a) made any amendment to its Certificate of Incorporation or Bylaws or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 4.14!;
or

         (c) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of MicroCap Capital Stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of MicroCap Capital Stock.

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 4 of 18

         Section II.8 Compliance with Laws. Except as set forth on Schedule 2.8, MicroCap is not in default with respect to or is in violation of any judgment, order, writ, injunction or decree of any court or any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to MicroCap, except such as in the aggregate do not now have and will not have in the future have a material adverse effect upon the operations, business and assets of MicroCap.

         Section II.9 Investment Intent. MicroCap is acquiring the shares of Telescan Common Stock hereunder and in consideration for the Option Agreement for its own account for investment, and not with a view to, or for the sale in connection with, any distribution of such shares, except in compliance with applicable federal and state securities laws. MicroCap and its representatives have been provided, to their satisfaction, the opportunity to discuss the transactions contemplated hereby with Telescan and its representatives, and has had the opportunity to obtain such information pertaining to Telescan as has been requested. MicroCap has such knowledge and experience in business and financial matters that it is (i) capable of evaluating the merits and risks of an investment in the Telescan Common Stock, (ii) capable of bearing the economic risks of such investment and (iii) able to bear a complete loss of its investment in the Telescan Common Stock. MicroCap acknowledges that the Telescan Common Stock issued hereunder and in consideration for the Option Agreement has not been registered under the Securities Act of 1933, as amended ("Securities Act"), and understands that such Telescan Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

         Section II.10 Representations Not Misleading. To MicroCap's knowledge, no representation or warranty by MicroCap in this Agreement, nor any statement, summary, exhibit or schedule furnished to Telescan by MicroCap under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF TELESCAN

         Telescan hereby makes the representations and warranties set forth in this Article III to MicroCap. Telescan has delivered to MicroCap the Schedules to this Agreement referred to in this Article III on the date hereof

         Section III. 1 Organization and Qualification. Telescan is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Telescan has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 3.1 or in its filings with the SEC, Telescan does not own or control any Affiliate (as defined in Section 4.14) or Subsidiary (as defined in Section 4.14!. True and correct copies of the Certificate of Incorporation and Bylaws of Telescan, with all amendments thereto through the date of this Agreement, have been delivered by Telescan to MicroCap. Telescan is duly qualified to

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 5 of 18
do business and is in good standing in each jurisdiction where such qualification is necessary and material to the business and operations of Telescan.

         Section III.2 Company Capitalization. As of the date hereof, the authorized capital stock of Telescan consists solely of (a) 15,000,000 shares of Telescan Common Stock, of which 12,476,406 shares are issued and outstanding, and none of which are held in treasury, and (b) 10,000,000 shares of preferred stock, par value $0.01 per share, (the "Telescan Preferred Stock"), of which 120,000 shares are issued and outstanding, and none of which are held in treasury. The Telescan Common Stock and the Telescan Preferred Stock shall be hereinafter collectively referred to as the "Telescan Capital Stock". Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, Telescan to purchase or otherwise acquire any security of or equity interest in Telescan. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating Telescan to issue any shares of Telescan Capital Stock, irrevocable proxies, or any agreements restricting the transfer of or otherwise relating to shares of Telescan Capital Stock. All of the shares of Telescan Capital Stock have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights.

         Section III.3 Authority Relative to the Agreement. Telescan has full corporate power and authority, and no further proceedings, corporate or otherwise, on the part of Telescan are necessary, to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by Telescan and is a duly authorized, valid, legally binding and enforceable obligation of Telescan, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the Certificate of Incorporation or Bylaws of Telescan or any agreement, document or instrument by which Telescan is obligated or bound.

         Section III.4 No Violation. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of the transactions contemplated hereby, will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to any Telescan or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Telescan pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of Oust or other agreement or understanding or any other restriction of any kind or character, to which Telescan is a party or by which any of its assets or properties are subject or bound. Except as set forth on Schedule 3.4, there are no claims, suits, actions or proceedings pending or, to the knowledge of Telescan, threatened, against or involving Telescan, the Telescan Capital Stock, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Telescan upon the consummation of the transactions contemplated hereby or which would prevent

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 6 of 18
or delay such consummation. Except as set forth on Schedule 3.4, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of Telescan will not be terminated or impaired by reason of the execution, delivery or performance by Telescan of this Agreement or consummation by Telescan of the transactions contemplated hereby.

         Section III.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of Telescan in connection with the execution, delivery and performance by Telescan of this Agreement and the transactions contemplated hereby.

         Section III.6 Reports and Financial Statements. Since January 1, 1996, Telescan has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder (collectively, the "Telescan SEC Reports"), all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Telescan has previously made available or delivered to MicroCap all of such Telescan SEC Reports.

         As of their respective dates, and to the knowledge of Telescan, the Telescan SEC Reports, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The audited consolidated financial statements and unaudited interim consolidated financial statements of Telescan included in such Telescan SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of Telescan and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         Section III.7 Absence of Certain Changes. Except as and to the extent set forth on Schedule 3.7, since September 30, 1998 Telescan has not:

         (a) made any amendment to its Certificate of Incorporation or Bylaws or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 4.14!;
or

         (c) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of Telescan Capital Stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of Telescan Capital Stock.

         Section III.8 Compliance with Laws. Except as set forth on Schedule 3.8, Telescan is not in default with respect to or is in violation of any judgment, order, writ, injunction or decree of

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 7 of 18
any court or any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to Telescan, except such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business and assets of Telescan.

         Section III.9 Investment Intent. Telescan is acquiring the shares of MicroCap Common Stock hereunder for its own account for investment, and not with a view to, or for the sale in connection with, any distribution of such shares, except in compliance with applicable federal and state securities laws. Telescan and its representatives have been provided, to their satisfaction, the opportunity to discuss the transactions contemplated hereby with MicroCap and its representatives, and has had the opportunity to obtain such information pertaining to MicroCap as has been requested. Telescan has such knowledge and experience in business and financial matters that it is (i) capable of evaluating the merits and risks of an investment in the MicroCap Common Stock,
(ii) capable of bearing the economic risks of such investment and (iii) able to bear a complete loss of its investment in the MicroCap Common Stock. Telescan acknowledges that the MicroCap Common Stock issued hereunder has not been registered under the Securities Act, and understands that such MicroCap Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

         Section III.9 Investment Intent. Telescan is acquiring the shares of MicroCap Common Stock hereunder for its own account for investment, and not with a view to, or for the sale in connection with, any distribution of such shares, except in compliance with applicable federal and state securities laws. Telescan and its representatives have been provided, to their satisfaction, the opportunity to discuss the transactions contemplated hereby with MicroCap and its representatives, and has had the opportunity to obtain such information pertaining to MicroCap as has been requested. Telescan has such knowledge and experience in business and financial matters that it is (i) capable of evaluating the merits and risks of an investment in the MicroCap Common Stock,
(ii) capable of bearing the economic risks of such investment and (iii) able to bear a complete loss of its investment in the MicroCap Common Stock. Telescan acknowledges that the MicroCap Common Stock issued hereunder has not been registered under the Securities Act, and understands that such MicroCap Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement

         Section III.10 Representations Not Misleading. To Telescan's knowledge, no representation or warranty by Telescan in this Agreement, nor any statement, summary, exhibit or schedule furnished to Telescan by Telescan under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 8 of 18

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section IV.1 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the transactions contemplated hereby will occur upon, and be determined by, the mutual consent of MicroCap and Telescan.

         Section IV.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by Telescan, on the one hand, or MicroCap, on the other hand, depending on who incurs such costs and expenses.

         Section IV.3 Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

         Section IV.4 Brokers and Finders. All negotiations on behalf of Telescan and MicroCap relating to this Agreement and the transactions contemplated hereby have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Telescan or MicroCap for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         Section IV.5 Entire Agreement; Assignment. This Agreement, the License Agreement, the Services Agreement and the Option Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and
(b) shall not be assigned by operation of law or otherwise.

         Section IV.6 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section IV.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 9 of 18

Section IV.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to Telescan:                                           with a copy (not constituting notice) to:
    Mr. Roger C. Wadswort                                     Mr. David F. Taylor
    Telescan, Inc.                                            Locke Liddell & Sapp LLP
    5959 Corporate Dr.                                        3400 Chase Tower
    Suite 2000                                                600 Travis Street
    Houston, TX 7703                                          Houston, Texas 77002
    Telecopy No.: (281) 588-9843                              Teleconv No. (713) 223-3717

If to MicroCap:                                           with a copy (not constituting notice) to:
    Mr. Stanley Hollander                                     Mr. Aaron A. Grunfeld
    Mr. Jay Matulich                                          Resch, Polster, Alpert & Berger LLP
    MicroCap Financial Services.com, Inc.                     10390 Santa Monica Boulevard
    2425 Olympic Boulevard - Suite 660 E                      4th Floor
    Santa Monica, California 90404                            Los Angeles, California 90025
    Telecopy No.: (310) 828-7218                              Telecopy No.:  (310) 552-3209

    Mr. Michael Jacobs
    MicroCap Financial Services.com, Inc.
    7280 West Palmetto Park Road
    Suite 200
    BocaRaton,FL 33433
    Telecopy No.: (561) 417-8054

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         Section IV.9 Governing Law. This Agreement shall be governed by and construed in accordance with the federal laws of the United States and the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of the State of Texas.

         Section IV.10 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                     MicroCap 1000 Stock Exchange Agreement
                                  Page lO of 18

         Section IV.11 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section IV.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section IV.13 Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         Section IV.14 Certain Definitions.

         (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly' any equity interest.

         (b) "Material Adverse Effect" shall mean any material adverse change from that represented in this Agreement (without regard to the knowledge or lack of knowledge of MicroCap or Telescan) in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of MicroCap and Telescan taken as a whole.

         (c) "knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent person serving in the same capacity as such individual would be expected to discover or otherwise become aware of such fact or other matter in the course of performing the official duties of such individual. A corporation shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual serving as a director or executive officer (or in any similar capacity) of the corporation, has had knowledge of such fact or other matter.

         (d) "Affiliate" shall mean, with respect to any person, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with the person or entity in question.

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 11 of 18

         Section IV.15 Exhibits. The following exhibits are hereby incorporated into and made a part of this Agreement:

               Exhibit A    - "License Agreement"
               Exhibit B    - "Services Agreement"
               Exhibit 3    - "Stock Option Agreement"
               Schedule 2.1 - "MFSI Ownership"
               Schedule 2.2 - "Outstanding MFSI Options Chart"
               Schedule 2.7 - "MFSI Options Issued Since September 30, 1998"

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                            Agreed and Accepted By:

  Company: Telescan, Inc.                   Company: MicroCap Financial Services.com, Inc.
Signature: /s/ ROGER C. WADSWORTH         Signature: /s/ JAY MATULICH
     Name: Roger C. Wadsworth                  Name: Jay Matulich
    Title: Senior Vice President              Title: Sr. V.P.
     Date: 3/31/99                             Date: 3/31/99

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 12 of 18

                                    EXHIBIT A

                                LICENSE AGREEMENT

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 13 of 18

                                    EXHIBIT B

                               SERVICES AGREEMENT

                     MicroCap 1000 Stock Exchange Agreement
                                  Page 14 of 18

                                 EXHIBIT C

                          STOCK OPTION AGREEMENT

                  MicroCap 1000 Stock Exchange Agreement
                               Page 15 of 18

                                  SCHEDULE 2.1

                                 MFSI OWNERSHIP

                                  [ILLEGIBLE]


                  MicroCap 1000 Stock Exchange Agreement
                               Page 16 of 18

                                  SCHEDULE 2.2

                         OUTSTANDING MFSI OPTIONS CHART

                                  [ILLEGIBLE]

                  MicroCap 1000 Stock Exchange Agreement
                               Page 17 of 18

                                  SCHEDULE 2.7

                    OPTIONS ISSUED SINCE SEPTEMBER 30, 1998

                                  [ILLEGIBLE]

                  MicroCap 1000 Stock Exchange Agreement
                               Page 18 of 18